Exhibit 1

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate-Backed Trust Certificates, Series 2001-10, Class A-1 21988G 833

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending April 1, 2001.

INTEREST ACCOUNT
----------------
Balance as of March 22, 2001 ....................................          $0.00
     Scheduled Income received on securities.....................    $986,580.00
     Unscheduled Income received on securities...................          $0.00

                                                                     $986,580.00

LESS:
     Distribution to Holders......................................   -$49,329.00
     Distribution to Depositor ...................................  -$937,251.00
Balance as of April1, 2001  ......................................         $0.00

PRINCIPAL ACCOUNT
-----------------
Balance as of March 22, 2001......................................         $0.00
Scheduled Principal payment received on securities ...............         $0.00
LESS:
     Distribution to Holders .....................................         $0.00
Balance as of April 1, 2001.......................................         $0.00



                 UNDERLYING SECURITIES HELD AS OF April 1, 2001

Principal
Amount              Title of Security
------              -----------------

$37,800,000      Motorola, Inc. 5.22% Debentures Due October 1, 2097
 CUSIP: 620076AM1

U.S Bank Trust National Association, as Trustee


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